CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "The Trust's Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Number 2-62218 (Form N-1A) of our report dated September 27, 1995, on the financial statements and financial highlights of The Legg Mason Cash Reserve Trust for the year ended August 31, 1995, included in the 1995 Annual Report to Shareholders.




                                                           /s/Ernst & Young LLP



Baltimore, Maryland
January 29, 1996